Exhibit (c)-(2)

Note: Houlihan Lokey has consented to the inclusion of its analyses and opinion as exhibits to this proxy statement

Project Capetown Draft – Discussion Material To the Special Committee of Board of Directors of China Hydroelectric Corporation November 15, 2013 Confidential

Preliminary – Subject to further review Disclaimer Project Capetown Discussion Materials 1 This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee of the Board of Directors (the “Committee”) of China Hydroelectric Corporation (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey’s engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey’s express prior written consent. 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The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied, with the consent of the Special Committee, upon representations made by management of Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. 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Project Capetown
Discussion Materials

Transaction Value Overview

Summary of Proposed Transaction Value

(dollars and shares in millions, except per ADS values)

Security	ADS Outstanding[1]	Per ADS Transaction Consideration: NewQuest	Per ADS Transaction Consideration: Buyer Group B
ADS	54.0	$2.97	$3.25
Implied Values			
Implied Common Equity		**$160.5**	**$175.6**
Adjustments:			
Debt[2]		262.9	262.9
Cash[2,3]		(17.5)	(17.5)
Minority Interest[2]		0.7	0.7
Implied Enterprise Value		**$406.6**	**$421.8**
Implied Transaction Multiples			
		Implied Enterprise Value	
Revenue[4]			
LTM 6/30/13		5.04x	5.23x
NFY 2013E		5.28x	5.48x
NFY+1 2014E		5.58x	5.79x
Adjusted EBITDA[4]			
LTM 6/30/13		8.1x	8.4x
NFY 2013E		7.7x	8.0x
NFY+1 2014E		8.4x	8.7x
		Implied Common Equity	
Adjusted Net Income[4]			
LTM 6/30/13		nm	nm
NFY 2013E		34.8x	38.0x
NFY+1 2014E		69.4x	75.9x

Implied Premiums to Historical ADS Trading Prices

Trading Period Prior to 9/4/13	Closing ADS Price	Implied Premium of Per ADS Transaction Consideration over Average Closing ADS Price: NewQuest	Implied Premium of Per ADS Transaction Consideration over Average Closing ADS Price: Buyer Group B
Current (11/11/2013)	$2.50	18.8%	30.0%
1 Day	$2.23	33.2%	45.7%
5 Day Average	$2.25	32.1%	44.6%
10 Day Average	$2.27	31.1%	43.4%
1 Month Average	$2.26	31.7%	44.1%
3 Month Average	$2.30	29.2%	41.3%
6 Month Average	$2.45	21.0%	32.4%
1 Year Average	$2.09	42.0%	55.4%
52 Week High 4/10/2013	$3.25	(8.6%)	0.0%
52 Week Low 9/10/2012	$0.98	203.1%	231.6%
IPO 1/25/2010	$16.00	(81.4%)	(79.7%)

Source: Company filings; LTM financial per Company filings, NFY and NFY+1 financials per Company management;
Notes:
1. Based on 54,033,222 ADS (or 162,099,665 ordinary shares) outstanding. According to the Company's 2012 annual report, dilutive securities consisting of warrants and share options are anti-dilutive and thus are not included in the calculations of diluted shares
2. Debt, cash and short term investments, and minority interest are based on Company 6-K filed on 8/16/2013
3. Cash and short term investments includes cash, current portion of term deposits and short term investments
4. Based on Company filings and management projections; represents results from continuing operations
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to next fiscal year
NFY+1 refers to the year after next fiscal year
nm refers to not meaningful figure, P/E multiples higher than 100x are listed as "nm"

Preliminary – Subject to further review

HOULIHAN LOKEY | 2

Project Capetown
Discussion Materials

Shareholder Structure

Ownership Structure [1]

Shareholders	ADS Held (million)[2]	Ownership %
Buyer Group		
CPI Ballpark Investment Ltd. (NewQuest)	29.246	54.1%
Unaffiliated Top 10 Shareholders		
Jennison Associates LLC	6.536	12.1%
Swiss Reinsurance Co., Asset Management Arm	3.371	6.2%
Tsing Capital	2.613	4.8%
FourWinds Capital Management	1.981	3.7%
Citigroup Inc., Asset Management Arm	1.077	2.0%
Abrax (Hong Kong)	0.772	1.4%
IWU International Ltd.	0.362	0.7%
HSBC Global Asset Management (UK) Limited	0.255	0.5%
Prudential Investment Management, Inc.	0.233	0.4%
Renaissance Technologies Corp.	0.136	0.3%
Total Top 10 Unafiliated Shareholders	17.335	32.1%
Insiders		
Lin You-Su (Interim CEO, Director)	0.715	1.3%
Other Directors	0.021	0.04%
Total Insiders Holding	0.736	1.4%
Other Shareholders		
Others	6.716	12.4%
Total Shareholders	54.033	100.0%

Source: Capital IQ, Company filings

Note:

1. *As of November 11, 2013*
2. *Based on 54,033,222 ADS (or 162,099,665 ordinary shares) outstanding*
3. *These warrants have an exercise price of US$1.15 per ordinary share or US$3.45 per ADS according to 13D as of July 31, 2013. As the warrants are out-of-the-money at the moment, according to treasury stock method they are not included them in the base case share count or ownership calculation*

Ownership Summary


Others
12.4%
Top 10
Unaffiliated
Shareholders
32.1%
NewQuest
54.1%
Insiders 1.4%

NewQuest also holds warrants[3] to acquire ordinary shares of the Company, which, if exercised in full, would increase its ownership of the Company to approximately 56.8% of the Company's outstanding ordinary shares

Preliminary – Subject to further review
Houlihan Lokey | 3

Preliminary – Subject to further review 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 $16.00 1/25/10 5/25/10 9/25/10 1/25/11 5/25/11 9/25/11 1/25/12 5/25/12 9/25/12 1/25/13 5/25/13 9/25/13 Daily Volume (MMs) Closing ADS Price (US $) Daily Volume (MM) China Hydroelectric Corporation Buyer Group B Proposed per ADS Transaction Consideration 1/25/10: IPO on NYSE at US$14.80 per ADS plus one warrant at US$1.20 ADS Trading History Project Capetown Discussion Materials 4 ADS Price & Volume History Source: Capital IQ, Company filings Note: 1. IPO price includes warrant of US1.20 per ADS Price & Volume Statistics 1-Week Avg. Daily Volume 45,680 1-Month Avg. Daily Volume 89,650 3-Month Avg. Daily Volume 69,480 6-Month Avg. Daily Volume 66,880 1 -Year Avg. Daily Volume 76,770 IPO Price (1/25/2010)1 $16.00 52 Week High (4/10/2013) $3.25 52 Week Low (1/8/2013) $1.41 All Time High (1/25/2010) $14.25 All Time Low (11/29/2011) $0.67 3/02/12: CHC completed sale of its Yuanping hydroelectric power project, for $22.0 million 9/28/12:A group of shareholders called for an extraordinary general meeting (EGM), seeking to replace all Board members not located in the PRC with their own nominees, as well as removing the senior executives and founders of CHC 8/22/12: CHC President James Li resigned 9/29/2012: 66.8% shareholders voted in favor of the appointment of Amit Gupta, Moonkyung Kim, Jui Kian Lim, and Yun Pun Wong and the removal of John D. Kuhns (founder), Richard H. Hochman, Anthony Dixon and Stephen Outerbridge as directors 8/29/2013: CHC completed sale of its Yuheng hydroelectric power project for approximately $44.3 million 9/25/2013: CHC announced establishment of a special committee to evaluate the non-binding proposal 9/4/2013: CHC announced receipt of a non-binding proposal from NewQuest to acquire the Company at $2.97 per ADS 2/12/10: CHC received RMB 3 billion ($440 million) loan framework agreement from Bank of China 9/13/10: CHC announced acquisition of 44 MW hydroelectric power project in Yunnan Province for total of $57.0 million 4/10/11: CHC completed acquisition of Dazhaihe project, for $17.8 million 4/14/10: CHC announced acquisition of 19 MW hydroelectric power project in Yunnan Province 11/8/10: CHC signed definitive agreement to acquire 55.4 MW Taiyu Hydroelectric Power Projects in Fujian Province and 15 MW Dazhaihe project 10/16/12: CHC appointed You-Su, Lin as the interim CEO and Amit Gupta as the Chairman of the Board 9/23/2013: CHC announced Mr. Shadron Lee Stastney of Vicis Capital resigned from CHC’s Board NewQuest Proposed per ADS Transaction Consideration 8/21/2013: CHC announced the appointment of Mr. Allard Nooy as a Board member and Daniel Chan as COO

Preliminary – Subject to further review S&P 500 Index: +61.2% US Listed Hydroelectric Selected Companies1: +45.8% Emerging Market Hydroelectric Selected Companies2: +18.3% China Hydroelectric Selected Companies3: +1.2% China Hydroelectric Corporation: -82.1% Relative Performance Project Capetown Discussion Materials 5 Indexed ADS Price Performance Since IPO Source: Capital IQ Note: 1. The index of US Listed Hydroelectric Selected Companies includes IdaCorp, Inc., and Avista Corp. 2. The index of Emerging Market Hydroelectric Selected Companies includes Tractebel Energia S.A., RusHydro, NHPC Ltd., Jaiprakash Power Ventures Limited, AES Tietê S.A., Duke Energy International, Geração Paranapanema S.A.,SJVN Limited, and Vinh Son-Song Hinh Hydro Power Joint Stock Company 3. The index of China Hydroelectric Selected Companies includes China Yangtze Power Co. Ltd., Sichuan Chuantou Energy Co Ltd, Guizhou Qianyuan Power Co., Ltd., Sichuan Xichang Electric Power Company Ltd., Chongqing Three Gorges Water Conservancy and Electric Power Co.,Ltd., Hunan Fazhan Industrial Co., Ltd., Sichuan Mingxing Electric Power Co., Ltd., and Haitian Hydropower International Limited 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% 160.0% 180.0% 1/25/10 5/25/10 9/25/10 1/25/11 5/25/11 9/25/11 1/25/12 5/25/12 9/25/12 1/25/13 5/25/13 9/25/13 Indexed Prices

Project Capetown
Discussion Materials

Representative Levels

(dollars in millions)

	Fiscal Year Ended December 31,			LTM Ended	Fiscal Year Ending December 31,						CAGR[1]
	2010	2011	2012	6/30/13	2013E	2014E	2015E	2016E	2017E	2018E	2012-2018E
Revenues [2]	$58.2	$54.6	$85.4	$80.6	$77.0	$72.8	$72.8	$72.8	$72.8	$72.8	(2.6%)
Growth %	*81.9%*	*(6.1%)*	*56.4%*		*(9.8%)*	*(5.4%)*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	
Cost of Revenues[3]	(22.7)	(31.3)	(35.8)	(35.9)	(35.1)	(35.3)	(35.1)	(35.7)	(35.3)	(35.5)	
Gross Profit	$35.5	$23.3	$49.6	$44.8	$41.9	$37.5	$37.7	$37.1	$37.5	$37.3	(4.6%)
Margin %	*61.0%*	*42.6%*	*58.1%*	*55.5%*	*54.4%*	*51.5%*	*51.8%*	*51.0%*	*51.5%*	*51.2%*	
General & Administrative	(19.2)	(28.9)	(20.3)	(18.1)	(12.6)	(12.8)	(11.8)	(11.8)	(11.8)	(11.8)	
Depreciation & Amortization	16.9	23.3	23.8	23.6	23.7	23.9	23.9	23.9	23.9	23.9	
Total Adjustments[4]	0.0	3.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	
Adjusted EBITDA	$33.3	$21.1	$53.0	$50.2	$53.0	$48.6	$49.8	$49.3	$49.6	$49.4	(1.2%)
Margin %	*57.2%*	*38.7%*	*62.1%*	*62.3%*	*68.9%*	*66.8%*	*68.4%*	*67.6%*	*68.1%*	*67.9%*	
Depreciation & Amortization	(16.9)	(23.3)	(23.8)	(23.6)	(23.7)	(23.9)	(23.9)	(23.9)	(23.9)	(23.9)	
Adjusted EBIT	$16.3	($2.2)	$29.2	$26.6	$29.3	$24.7	$25.9	$25.4	$25.7	$25.5	(2.3%)
Margin %	*28.1%*	*(4.1%)*	*34.2%*	*33.0%*	*38.1%*	*33.9%*	*35.5%*	*34.8%*	*35.3%*	*35.0%*	
Interest Expense, net	(13.1)	(24.7)	(28.0)	(25.7)	(23.1)	(21.7)	(19.2)	(16.5)	(13.6)	(10.7)	
Adjusted Pre-tax Income	$3.3	($26.9)	$1.3	$1.0	$6.3	$3.0	$6.7	$8.8	$12.1	$14.8	50.8%
Taxes (Statutory tax rate of 25%)	(0.8)	6.7	(0.3)	(0.2)	(1.6)	(0.7)	(1.7)	(2.2)	(3.0)	(3.7)	
Net Income from continuing operation before minority interest	2.5	(20.2)	0.9	0.7	4.7	2.2	5.0	6.6	9.1	11.1	
Minority Interest	(0.2)	9.9	(0.1)	(0.1)	(0.1)	0.1	0.0	0.0	0.0	(0.1)	
Adjusted Net Income	$2.2	($10.3)	$0.9	$0.6	$4.6	$2.3	$5.1	$6.7	$9.1	$11.0	53.2%
Margin %	*3.8%*	*(18.8%)*	*1.0%*	*0.8%*	*6.0%*	*3.2%*	*7.0%*	*9.1%*	*12.5%*	*15.1%*	

Source: Company Filings, Capital IQ; projections per Company management
Notes:
1. *CAGR refers to compound annual growth rate*
2. *Revenues from continuing operations*
3. *Cost of revenues include depreciation and amortization*
4. *Adjustments to 2011 include counsel fees of $1.6 million for non-recurring extraordinary general meeting of shareholders and termination costs of $1.8 million to John Kubes and Mary Fellows, former CHC senior management*

Preliminary – Subject to further review
HOULIHAN LOKEY 6

Project Capetown
Discussion Materials

Representative Levels (con't)

(dollars in millions)

	Fiscal Year Ended December 31,			LTM Ended	Fiscal Year Ending December 31,					
	2010	2011	2012	6/30/13	2013E	2014E	2015E	2016E	2017E	2018E
Addtiona Operational Details										
Total Installed Capacity (MW)	502.8	517.8	517.8	517.8	517.8	517.8	517.8	517.8	517.8	517.8
# of Hydro Plants	26	26	25	25	25	25	25	25	25	25
Electricity Sold (million kWh)	1,263.7	1,262.3	1,768.0		1,574.6	1,545.1	1,545.1	1,545.1	1,545.1	1,545.1
Blended Effective Tariff (RMB/kWh)	0.34	0.30	0.33		0.32	0.31	0.31	0.31	0.31	0.31
Blended Utilization Rate (Capacity Factor)	39.4%	28.0%	39.5%		35.1%	34.9%	34.9%	34.9%	34.9%	34.9%
Additional Financial Information										
Capital Expenditures	$7.4	$4.8	$14.0	$9.0	$1.7	$1.0	$1.6	$3.1	$0.6	$0.0
Net Working Capital	($63.5)	($74.6)	($36.9)	($34.9)	($31.1)	($30.4)	($29.2)	($28.2)	($27.1)	($26.2)
Days Sales Outstanding (DSO)	40.1	28.8	21.4	66.0	27.5	26.3	23.5	23.5	23.5	23.5
Days Payables Outstanding (DPO)	135.0	168.8	106.2	73.9	107.6	106.2	97.7	94.0	97.4	95.3
Total Debt	$302.8	$287.9	$270.2	$262.9	$258.7	$237.7	$205.0	$172.0	$137.1	$107.2
Debt /EBITDA	9.1x	13.6x	5.1x	5.2x	4.9x	4.9x	4.1x	3.5x	2.8x	2.2x
Debt to Equity	72.6%	72.9%	68.8%	64.8%	65.7%	60.2%	51.3%	42.5%	33.2%	25.3%
Blended Interest Rate %	5.1%	8.4%	10.1%	9.4%	8.8%	8.8%	8.7%	8.8%	8.8%	8.8%
Total Cash	$33.5	$8.4	$13.1	$17.5	$14.9	$17.6	$11.0	$4.6	$0.3	$2.5
Ratios										
Revenue Growth %	81.9%	(6.1%)	56.4%	(3.1%)	(9.8%)	(5.4%)	0.0%	0.0%	0.0%	0.0%
Gross Margin %	61.0%	42.6%	58.1%	55.5%	54.4%	51.5%	51.8%	51.0%	51.5%	51.2%
EBITDA Margin %	57.2%	38.7%	62.1%	62.3%	68.9%	66.8%	68.4%	67.6%	68.1%	67.9%
EBIT Margin %	28.1%	(4.1%)	34.2%	33.0%	38.1%	33.9%	35.5%	34.8%	35.3%	35.0%
Net Margin %	3.8%	(18.8%)	1.0%	0.8%	6.0%	3.2%	7.0%	9.1%	12.5%	15.1%

Source: Company Filings, Capital IQ; projections per Company management
Notes:
*DSO calculated as the average of beginning and ending balance of accounts receivables/total sales*365*
DPO calculated as the average of beginning and ending balance of accounts payables/total cost of goods sold excluding D&A
Capital expenditure includes payments to contractors for construction projects

Preliminary – Subject to further review

HOULIHAN LOKEY | 7

Project Capetown
Discussion Materials

Historical Income Statement

(dollars in millions)

	Fiscal Year Ended December 31,					LTM
	2008	2009	2010	2011	2012	6/30/13
Revenues [1]	$14.4	$32.0	$58.2	$54.6	$85.4	$80.6
Cost of Revenues	(5.7)	(15.3)	(22.7)	(31.3)	(35.8)	(35.9)
Gross Profit	$8.7	$16.6	$35.5	$23.3	$49.6	$44.8
Operating Expenses:						
General & Administrative	(6.7)	(8.9)	(19.2)	(28.9)	(20.3)	(18.1)
Other Operating Expenses	0.0	0.0	0.0	0.0	0.0	0.0
Total Operating Expenses	(6.7)	(8.9)	(19.2)	(28.9)	(20.3)	(18.1)
Impairment loss	0.0	0.0	0.0	(23.0)	0.0	0.0
Operating Income	$2.0	$7.7	$16.3	($28.6)	$29.2	$26.6
Interest (Expense)	(5.3)	(11.8)	(13.9)	(24.8)	(28.1)	(25.9)
Interest Income	1.3	0.5	0.8	0.1	0.1	0.3
Other Income (Expenses)	(1.0)	(14.1)	(0.3)	(0.2)	0.1	(0.5)
Nonrecurring Gain (Loss)	0.0	0.0	0.0	0.0	0.0	0.0
Pre-tax Income (Loss)	($3.0)	($17.7)	$3.0	($53.5)	$1.4	$0.4
Income (Taxes) Credit	(0.4)	(1.3)	(3.2)	(1.5)	(6.5)	(5.3)
Minority Interest	0.0	0.0	(0.2)	9.9	(0.1)	(0.1)
Net Income (Loss), Continuing Operations	($3.3)	($18.9)	($0.5)	($45.1)	($5.2)	($5.0)
Net Income (Loss), Discontinued Operations	(0.7)	(0.5)	4.2	(0.3)	3.9	1.2
Net Income (Loss)	($4.0)	($19.4)	$3.7	($45.4)	($1.2)	($3.8)

Source: Company Filings
Notes:
1. Revenues from continuing operations

Preliminary – Subject to further review

HOULIHAN LOKEY | 8

Project Capetown
Discussion Materials

Historical Balance Sheet

(dollars in millions)

Assets	2010	2011	2012	As of 6/30/13
Current Assets:				
Cash & Cash Equivalents (including Restricted Cash)	$33.5	$8.4	$13.1	$17.5
Accounts Receivable	4.4	4.2	5.8	13.7
Deferred Tax Assets	1.3	1.8	1.7	1.8
Other Current Assets	15.4	24.7	16.1	9.3
Total Current Assets	$54.5	$39.1	$36.7	$42.2
Land Use Right	48.9	50.7	48.6	48.9
PP&E	583.7	581.0	548.5	547.1
Intangible Assets, net	6.2	5.8	4.7	4.7
Goodwill	135.2	135.7	112.5	114.4
Other Assets	1.2	2.7	3.3	3.4
Total Assets	$829.8	$814.9	$754.3	$760.7
Liabilities & Stockholders' Equity				
Current Liabilities:				
Accounts Payable	$4.8	$5.3	$3.1	$2.0
Current Maturities	78.5	72.5	57.2	52.5
Accrued Expenses	66.9	75.0	43.8	43.0
Warrant Liabilities	0.0	0.4	0.8	1.6
Amounts Due to Related Parties	12.9	12.2	12.7	13.1
Other Current Liabilities	0.0	12.5	0.0	0.0
Total Current Liabilities	$163.1	$177.9	$117.7	$112.2
Long-Term Loans	224.3	215.4	213.0	210.4
Deferred Tax Liabilities	25.4	26.6	24.3	25.2
Other Non-current Liabilities	0.1	0.2	6.8	7.2
Total Liabilities	$412.8	$420.0	$361.8	$355.0
Noncontrolling Interests	11.1	0.5	0.6	0.7
Stockholders' Equity:				
Total Stockholders' Equity	417.0	394.9	392.5	405.7
Total Liabilities & Stockholders' Equity	$829.8	$814.9	$754.3	$760.7

Source: Company Filings

Preliminary – Subject to further review
HOULIHAN LOKEY | 9

Project Capetown
Discussion Materials

Selected Companies Trading Statistics

(dollars in millions, except per share / ADS value)

Company	Country	Listing Exchange	Price 11/11/2013 ($)	Equity Value ($mm)	Enterprise Value[1] ($mm)	Enterprise Value / EBITDA LTM (x)	Enterprise Value / EBITDA FY13 (x)	Enterprise Value / EBITDA FY14 (x)	P/E LTM (x)	P/E FY13 (x)	P/E FY14 (x)	EV/MW ($/W)	P/TBV (x)
China Hydroelectric Selected Companies													
China Yangtze Power	China	SHSE	$1.04	$17,119	$28,490	8.1x	8.7x	8.4x	13.5x	11.5x	10.2x	1.10	1.4x
Sichuan Chuantou Energy	China	SHSE	1.95	3,854	4,899	40.4x	na	na	27.6x	16.3x	10.3x	1.71	2.4x
Guizhou Qianyuan Power	China	SZSE	1.67	341	2,663	24.3x	na	na	nm	8.8x	9.3x	1.08	1.2x
Chongqing Three Gorges	China	SHSE	1.64	439	635	16.1x	na	na	41.5x	na	na	3.05	2.5x
Sichuan Xichang Electric Power	China	SHSE	1.54	560	616	17.8x	na	na	42.9x	na	na	6.19	4.0x
Hunan Fazhan Industrial	China	SZSE	1.06	491	527	16.8x	na	na	27.8x	na	na	3.76	1.4x
Sichuan Mingxing Electric Power	China	SHSE	1.53	495	463	15.2x	na	na	18.9x	na	na	3.18	1.9x
Haitian Hydropower International	China	SEHK	0.06	64	71	30.9x	na	na	nm	na	na	2.71	4.4x
Mean						**21.2x**	**8.7x**	**8.4x**	**28.7x**	**12.2x**	**9.9x**	**2.85**	**2.4x**
Median						**17.3x**	**8.7x**	**8.4x**	**27.7x**	**11.5x**	**10.2x**	**2.88**	**2.2x**
High						**40.4x**	**8.7x**	**8.4x**	**42.9x**	**16.3x**	**10.3x**	**6.19**	**4.4x**
Low						**8.1x**	**8.7x**	**8.4x**	**13.5x**	**8.8x**	**9.3x**	**1.08**	**1.2x**
Emerging Markets Hydroelectric Selected Companies													
Tractebel Energia S.A.	Brazil	BOVESPA	$16.26	$10,617	$11,834	8.3x	8.6x	7.6x	17.3x	15.8x	13.4x	1.71	4.6x
RusHydro	Russia	MICEX	0.02	5,196	9,468	4.7x	4.2x	4.0x	10.5x	5.8x	5.8x	0.26	0.3x
NHPC Ltd.	India	BSE	0.29	3,554	6,203	7.4x	7.8x	8.6x	9.6x	8.2x	9.3x	1.09	0.7x
Jaiprakash Power Ventures Limited	India	BSE	0.29	847	4,954	13.7x	13.0x	12.6x	16.7x	15.4x	15.9x	0.90	0.7x
AES Tietê S.A.	Brazil	BOVESPA	7.53	2,870	3,245	4.9x	4.8x	4.3x	8.2x	7.5x	6.8x	1.22	3.5x
Duke Energy International, Geração Paranapanema S.A.	Brazil	BOVESPA	25.96	2,451	2,743	8.1x	na	na	20.9x	na	na	1.22	2.1x
SJVN Limited	India	NSEI	0.32	1,322	1,346	5.6x	5.2x	4.0x	10.6x	8.2x	8.1x	0.70	0.9x
Vinh Son-Song Hinh Hydro Power Joint Stock Company	Vietnam	HOSE	0.67	139	149	18.9x	na	na	27.4x	na	na	2.26	1.1x
Mean						**9.0x**	**7.3x**	**6.8x**	**15.1x**	**10.1x**	**9.9x**	**1.17**	**1.8x**
Median						**7.8x**	**6.5x**	**6.0x**	**13.7x**	**8.2x**	**8.7x**	**1.15**	**1.0x**
High						**18.9x**	**13.0x**	**12.6x**	**27.4x**	**15.8x**	**15.9x**	**2.26**	**4.6x**
Low						**4.7x**	**4.2x**	**4.0x**	**8.2x**	**5.8x**	**5.8x**	**0.26**	**0.3x**
US Listed Hydroelectric Selected Companies													
IdaCorp	United States	NYSE	$50.91	$2,557	$4,114	9.7x	na	na	18.0x	14.6x	14.9x	1.14	1.4x
Avista Corp.	United States	NYSE	27.75	1,666	3,116	8.4x	8.3x	7.7x	16.6x	15.6x	15.0x	1.69	1.4x
Mean						**9.1x**	**8.3x**	**7.7x**	**17.3x**	**15.1x**	**15.0x**	**1.42**	**1.4x**
Median						**9.1x**	**8.3x**	**7.7x**	**17.3x**	**15.1x**	**15.0x**	**1.42**	**1.4x**
High						**9.7x**	**8.3x**	**7.7x**	**18.0x**	**15.6x**	**15.0x**	**1.69**	**1.4x**
Low						**8.4x**	**8.3x**	**7.7x**	**16.6x**	**14.6x**	**14.9x**	**1.14**	**1.4x**
China Hydroelectric as of November 11, 2013	China	NYSE	$2.50	$135	$381	7.6x	7.2x	7.8x	nm	29.3x	58.4x	0.74	0.6x
China Hydroelectric (NewQuest)	China	NYSE	2.97	160	407	8.1x	7.7x	8.4x	nm	34.8x	69.4x	0.78	0.7x
China Hydroelectric (Buyer Group B)	China	NYSE	3.25	176	422	8.4x	8.0x	8.7x	nm	38.0x	75.9x	0.81	0.7x

Sources: Capital IQ, Company public filings, analyst reports; Notes:
1. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
LTM refers to the most recently completed twelve month period for which financial information has been made public
FY refers to fiscal year
na refers to not available figure
nm refers to not meaningful figure, Enterprise Value/EBITDA multiples higher than 50x and P/E multiples higher than 100x are listed as 'nm'
No company used in this analysis for comparative purposes is identical to the Company

Preliminary – Subject to further review

Houlihan Lokey | 10

Project Capetown
Discussion Materials

Selected Transactions Analysis

(dollars in millions, except per share / ADS value)

Announce Date	Target	Acquirer	Seller	% Sought (%)	Implied EV ($ million)	Target Installed Capacity (MW)	EV/Target Installed Capacity ($/W)
Target Installed Capacity >1GW							
9/21/2009	Datang Yantan Hydropower Co., Ltd.	Guangxi Guiguan Electric Power Co., Ltd. (SHSE:600236)	China Datang Corporation	70%	$748.3	1,000	$0.75/W
5/27/2008	Wu Ling Power Corporation	China Power International Development Ltd. (SEHK:2380)	China Power Investment Corporation	63%	1,025.9	5,840	$0.18/W
Mean							$0.46/W
Median							$0.46/W
High							$0.75/W
Low							$0.18/W
Target Installed Capacity from 100MW to 1GW							
11/13/2012	Sichuan Dachuan Power Co., Ltd.	Beijing Jingneng Clean Energy Corp. (SEHK:579)	Beijing Energy Investment Holding Co., Ltd.	100%	$205.5	124	$1.66/W
12/15/2011	Chongqing Meixi River Hydropower Development Company Limited	CPI (Fujian) Power Development Limited	Zhe Jiang Ouneng Electric Power Group Stock Co., Ltd.	100%	54.7	129	$0.42/W
11/10/2011	Guodian Changyuan Electric Power Co. Ltd., Hydroelectric Assets	Dadu Hydropower Development Co., Ltd.	Guodian Changyuan Electric Power Co. Ltd. (SZSE:000966	100%	168.6	225	$0.75/W
12/29/2009	Yuneng (Group) Company Limited	Datang International Power Generation Co. Ltd. (SEHK:991)	na	100%	196.9	820	$0.24/W
12/28/2009	Zhuzhou Navigation and Hydropower Complex	Hunan Fazhan Industrial Co., Ltd. (SZSE:000722)	Hunan Fazhan Investment Group Co., Ltd.	100%	249.1	140	$1.78/W
6/8/2009	Leidatan Hydropower Plant Co., Ltd.	Jiangsu ChengXing Phosph-Chemicals Co., Ltd. (SHSE:600078)	Jiangyin Chengxing Industrial Group Co., Ltd.	55%	66.5	108	$0.62/W
Mean							$0.91/W
Median							$0.68/W
High							$1.78/W
Low							$0.24/W
Target Installed Capacity from 50MW to 100MW							
7/2/2012	Guangxi Rongshui Guding Hydropower Co., Ltd.	China Guangdong Nuclear Energy Development Company Limited	Guangdong Meiyan Jixiang Hydropower Co., Ltd. (SHSE:600868)	95%	$39.7	80	$0.50/W
10/12/2011	Maweigou Hydropower Co., Ltd.	Huaneng Power International, Inc. (SEHK:902)	na	100%	35.7	55	$0.65/W
5/18/2010	Xi'an Kaixin Enterprise Co., Ltd	Asia Power Corporation Limited (SGX:A03); Asia Power (Hainan) Investment Co., Ltd	na	52%	42.8	62	$0.69/W
5/13/2010	Yunnan Hongshiyan Hydropower Development Co., Ltd.	Sichuan Guangan AAA Public Co., Ltd. (SHSE:600979)	na	51%	34.7	80	$0.43/W
1/11/2010	Guangxi Liuzhou Guilu Hydropower Co., Ltd.	China Guangdong Nuclear Energy Development Company Limited	Guangdong Meiyan Jixiang Hydropower Co., Ltd. (SHSE:600868)	62%	79.0	56	$1.42/W
2/13/2008	Hebei Huadian Complex Pumping-storage Power Co., Ltd.	Huadian Power International Corporation Limited (SEHK:1071)	China Huadian Corporation	100%	5.1	50	$0.10/W
Mean							$0.63/W
Median							$0.57/W
High							$1.42/W
Low							$0.10/W

Source: Capital IQ, Mergermarket
1. Based on reported metric for the most recent LTM period prior to the announcement of the transaction na refers to not available figure or information
No transaction used in this analysis for comparative purposes is identical to the Transaction

Selected transaction analysis continues on the next page

Preliminary – Subject to further review

HOULIHAN LOKEY | 11

Preliminary – Subject to further review Selected Transactions Analysis (con’t) Project Capetown Discussion Materials 12 Source: Capital IQ, Mergermarket Based on reported metric for the most recent LTM period prior to the announcement of the transaction na refers to not available No transaction used in this analysis for comparative purposes is identical to the Transaction Red boxed indicates transactions involving China Hydroelectric. Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd. operates as a subsidiary of China Hydroelectric Corporation. (dollars in millions, except per share / ADS value) Announce Date Target Acquirer Seller % Sought (%) Implied EV ($ million) Target Installed Capacity (MW) EV/Target Installed Capacity ($/W) Target Installed Capacity < 50MW 10/18/2012 Pingnan County Yuheng Hydropower Co., Ltd. na China Hydroelectric Corporation (NYSE:CHC) 100% $44.6 30 $1.49/W 7/20/2012 Pingnan County Wangkeng Hydroelectric Co., Ltd. China Hydroelectric Corporation (NYSE:CHC) na 100% 59.0 40 $1.48/W 12/6/2011 Pingnan County Yuanping Hydroelectric Co., Ltd. na China Hydroelectric Corporation (NYSE:CHC) 100% 22.0 16 $1.37/W 11/9/2010 Dazhaihe Project China Hydroelectric Corporation (NYSE:CHC) na 100% 17.8 15 $1.19/W 11/8/2010 Jinling / Jinlong / Jintang / Jinwei Projects China Hydroelectric Corporation (NYSE:CHC) Fujian Taiyu Investment, Fengyi Electricity Development and Xinguang Electricity 100% 39.1 55 $0.71/W 9/13/2010 Xiaopengzu Project in Yunnan Province China Hydroelectric Corporation (NYSE:CHC) Individual sharesholders including Gouding Mao 100% 57.5 44 $1.31/W 8/1/2010 Fugong County Hengda Hydroelectric China Hydroelectric Corporation (NYSE:CHC) Yunnan Minfa Hydroelectric Development Group Co., Ltd (96% of holder) and Xiamen Minrui Investment Co., Ltd. (4% shareholder) 100% 14.2 54 $0.26/W 4/14/2010 Yingjiang County Qinrui Husahe Hydropower Co. Ltd Yunnan Huabang Electric Power Development Co., Ltd., Dehong Qinrui (Group) Power Investment and Developmen 100% 16.8 19 $0.90/W 12/8/2009 Longquan Ruiyang Cascade II Hydroelectric Co., Ltd. Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd. Guangdong Qing Neng Power Generation Group Co., Ltd. 100% 23.4 32 $0.73/W 4/10/2009 Jingrong Industrial Development Co., Ltd. Shenzhen Zhaoheng Hydropower Co., Ltd. Hunan Zhaoheng Hydropower Co., Ltd. 100% 2.6 8 $0.34/W 2/23/2009 Hezhou Shangcheng Electric Power Co., Ltd. Guangxi Guidong Electric Power Co. Ltd. (SHSE:600310) Zhuhai Kadoo Investment Co., Ltd. 50% 2.9 12 $0.24/W 1/12/2009 Hubei Hongping Power Generation Co., Ltd. Shenzhen Zhaoheng Hydropower Co., Ltd. Hubei Minyuan Industrial Development Co., Ltd.; Shiyan Juhong Power Development Co., Ltd. 85% 10.5 16 $0.64/W 11/25/2008 Hubei Minyuan Huohe Hydropower Development Co., Ltd. Shenzhen Zhaoheng Hydropower Co., Ltd. Hubei Minyuan Industrial Development Co., Ltd.; Shiyan Juhong Power Development Co., Ltd. 88% 4.6 13 $0.36/W 6/15/2008 Jingrong Industrial Development Co., Ltd. Hunan Zhaoheng Hydropower Co., Ltd. na 100% 7.2 8 $0.97/W Mean (excluding CHC transactions) $0.51/W Median (excluding CHC transactions) $0.36/W High (excluding CHC transactions) $0.97/W Low (excluding CHC transactions) $0.24/W Mean $0.86/W Median $0.82/W High $1.49/W Low $0.24/W China Hydroelectric as of November 11, 2013 100% $381.2 518 $0.74/W China Hydroelectric (NewQuest) 100% 406.6 518 $0.79/W China Hydroelectric (Buyer Group B) 100% 421.8 518 $0.81/W

Preliminary – Subject to further review Benchmarking Analysis1 Project Capetown Discussion Materials 13 Source: Public filings, analyst reports, Company management Notes: 1. No company used for comparative purposes is identical to the Company 2. Based on public trading prices of common stock na refers to not available LTM refers to the most recently completed twelve month period for which financial information has been made public Size Size2 Historical Growth Historical Growth Projected Growth (LTM Revenue, millions) (Enterprise Value as of 11/11/13, millions) FY2010 - FY2012 Revenue CAGR FY2011 - FY2012 Revenue FY2012 - FY2013 Revenue Name Value Name Value Name Value Name Value Name Value RusHydro $9,316.3 China Yangtze Power $28,754.1 Jaiprakash Power Ventures 82.7% Guizhou Qianyuan Power 81.3% Jaiprakash Power Ventures 57.5% China Yangtze Power $4,182.3 Tractebel Energia S.A. $11,681.1 China Hydroelectric Corporation 21.2% China Hydroelectric Corporation 56.4% RusHydro 14.1% Tractebel Energia S.A. $2,244.0 RusHydro $9,470.5 Chongqing Three Gorges 13.4% Jaiprakash Power Ventures 52.2% SJVN 12.9% Avista Corp. $1,586.1 NHPC $5,831.0 Duke Energy International 13.1% Hunan Fazhan Industrial 36.9% Avista Corp. 10.5% IdaCorp $1,153.7 Sichuan Chuantou Energy $4,884.8 RusHydro 12.4% Haitian Hydropower International 26.6% IdaCorp 8.9% NHPC $1,010.7 Jaiprakash Power Ventures $4,398.1 NHPC 11.6% China Yangtze Power 24.5% Tractebel Energia S.A. 5.9% AES Tietê S.A. $951.8 IdaCorp $4,176.1 Guizhou Qianyuan Power 10.7% Duke Energy International 15.2% AES Tietê S.A. 5.0% Duke Energy International $473.0 AES Tietê S.A. $3,332.5 Sichuan Xichang Electric Power 10.2% Chongqing Three Gorges 14.4% China Yangtze Power (2.6%) Jaiprakash Power Ventures $388.2 Avista Corp. $3,064.9 AES Tietê S.A. 9.7% Tractebel Energia S.A. 13.5% China Hydroelectric Corporation (9.8%) Guizhou Qianyuan Power $305.4 Duke Energy International $2,728.7 Tractebel Energia S.A. 9.5% Sichuan Mingxing Electric Power 12.4% Sichuan Chuantou Energy na SJVN $270.9 Guizhou Qianyuan Power $2,586.2 China Yangtze Power 8.6% AES Tietê S.A. 12.0% Guizhou Qianyuan Power na Sichuan Chuantou Energy $187.9 SJVN $1,282.3 Sichuan Mingxing Electric Power 3.9% Sichuan Xichang Electric Power 12.0% Sichuan Xichang Electric Power na Chongqing Three Gorges $164.4 Chongqing Three Gorges $651.2 IdaCorp 2.1% RusHydro 10.6% Chongqing Three Gorges na Sichuan Mingxing Electric Power $170.5 Sichuan Xichang Electric Power $631.6 Sichuan Chuantou Energy 1.9% IdaCorp 5.3% Hunan Fazhan Industrial na Sichuan Xichang Electric Power $104.5 Hunan Fazhan Industrial $530.1 Avista Corp. (0.4%) Sichuan Chuantou Energy (1.2%) Sichuan Mingxing Electric Power na China Hydroelectric Corporation $80.6 Sichuan Mingxing Electric Power $462.9 SJVN (4.1%) Avista Corp. (4.5%) Haitian Hydropower International na Hunan Fazhan Industrial $43.1 China Hydroelectric Corporation $381.2 Haitian Hydropower International (4.7%) NHPC (11.3%) NHPC na Vinh Son-Song Hinh Hydro Power $11.5 Vinh Son-Song Hinh Hydro Power $149.2 Vinh Son-Song Hinh Hydro Power (11.5%) SJVN (12.7%) Duke Energy International na Haitian Hydropower International $4.2 Haitian Hydropower International $88.8 Hunan Fazhan Industrial (33.8%) Vinh Son-Song Hinh Hydro Power (27.7%) Vinh Son-Song Hinh Hydro Power na Historical Growth Historical Growth Projected Growth Profitability Profitability FY2010 - FY2012 EBITDA CAGR FY2011 - FY2012 EBITDA FY2012 - FY2013 EBITDA (LTM EBITDA to LTM Revenue) (LTM Net Income to LTM Revenue) Name Value Name Value Name Value Name Value Name Value Hunan Fazhan Industrial 89.2% China Hydroelectric Corporation 151.0% RusHydro 91.6% China Yangtze Power 91.1% Hunan Fazhan Industrial 67.9% Jaiprakash Power Ventures 73.2% Guizhou Qianyuan Power 91.5% Jaiprakash Power Ventures 46.7% SJVN 87.0% SJVN 62.6% China Hydroelectric Corporation 26.2% Chongqing Three Gorges 62.2% SJVN 12.5% Jaiprakash Power Ventures 79.7% Vinh Son-Song Hinh Hydro Power 54.7% Chongqing Three Gorges 16.7% Hunan Fazhan Industrial 39.8% IdaCorp 9.2% Hunan Fazhan Industrial 72.8% Sichuan Chuantou Energy 52.8% Duke Energy International 13.2% Jaiprakash Power Ventures 32.2% Avista Corp. 7.9% Vinh Son-Song Hinh Hydro Power 68.6% China Yangtze Power 46.3% NHPC 11.0% IdaCorp 32.1% Tractebel Energia S.A. 4.7% NHPC 66.9% NHPC 38.6% Tractebel Energia S.A. 10.1% China Yangtze Power 23.8% AES Tietê S.A. 4.4% Duke Energy International 66.9% AES Tietê S.A. 38.3% Guizhou Qianyuan Power 9.3% Duke Energy International 10.3% China Hydroelectric Corporation 0.0% AES Tietê S.A. 66.2% Tractebel Energia S.A. 29.9% IdaCorp 8.2% Tractebel Energia S.A. 6.8% NHPC 0.0% Guizhou Qianyuan Power 65.9% Duke Energy International 27.6% China Yangtze Power 7.6% AES Tietê S.A. 4.6% China Yangtze Power (15.3%) China Hydroelectric Corporation 62.3% Sichuan Mingxing Electric Power 20.0% AES Tietê S.A. 7.6% Haitian Hydropower International 1.6% Sichuan Chuantou Energy na Tractebel Energia S.A. 61.4% IdaCorp 16.3% Sichuan Mingxing Electric Power 4.6% Sichuan Mingxing Electric Power (2.4%) Guizhou Qianyuan Power na Haitian Hydropower International 56.2% Jaiprakash Power Ventures 14.3% Sichuan Chuantou Energy 0.3% Sichuan Chuantou Energy (3.7%) Sichuan Xichang Electric Power na Sichuan Chuantou Energy 55.0% Sichuan Xichang Electric Power 12.2% Avista Corp. (0.0%) Avista Corp. (3.9%) Chongqing Three Gorges na IdaCorp 36.0% Guizhou Qianyuan Power 9.3% SJVN (4.9%) Sichuan Xichang Electric Power (12.7%) Hunan Fazhan Industrial na Sichuan Xichang Electric Power 28.8% Chongqing Three Gorges 7.2% RusHydro (13.1%) SJVN (13.4%) Sichuan Mingxing Electric Power na Avista Corp. 22.4% Avista Corp. 6.4% Sichuan Xichang Electric Power (14.4%) NHPC (16.5%) Haitian Hydropower International na Chongqing Three Gorges 21.6% RusHydro 4.3% Haitian Hydropower International (15.0%) RusHydro (28.7%) Duke Energy International na Sichuan Mingxing Electric Power 16.8% China Hydroelectric Corporation 0.8% Vinh Son-Song Hinh Hydro Power (18.8%) Vinh Son-Song Hinh Hydro Power (33.8%) Vinh Son-Song Hinh Hydro Power na RusHydro 13.8% Haitian Hydropower International (3.4%)

Preliminary – Subject to further review Benchmarking Analysis1 (cont.) Project Capetown Discussion Materials 14 Source: Public filings, analyst reports, Company management Notes: 1. No company used for comparative purposes is identical to the Company 2. Based on public trading prices of common stock LTM refers to the most recently completed twelve month period for which financial information has been made public Relative Depreciation Internal Investment Liquidity Leverage2 Leverage2 (LTM Depreciation to LTM EBITDA) (LTM Capital Expenditures to LTM Revenue) (Current Ratio as of 11/11/13) (Debt to EV as of 11/11/13) Debt to LTM EBITDA Name Value Name Value Name Value Name Value Name Value Guizhou Qianyuan Power 47.2% Jaiprakash Power Ventures 342.3% Hunan Fazhan Industrial 6.5 Jaiprakash Power Ventures 82.6% Jaiprakash Power Ventures 11.8x China Hydroelectric Corporation 47.0% Vinh Son-Song Hinh Hydro Power 241.1% Haitian Hydropower International 5.0 Guizhou Qianyuan Power 75.6% Sichuan Chuantou Energy 10.0x Chongqing Three Gorges 45.7% SJVN 50.7% SJVN 2.8 China Hydroelectric Corporation 69.0% Guizhou Qianyuan Power 9.7x Vinh Son-Song Hinh Hydro Power 45.0% NHPC 37.5% NHPC 2.0 NHPC 55.1% Chongqing Three Gorges 8.1x Sichuan Mingxing Electric Power 43.5% Chongqing Three Gorges 33.8% Vinh Son-Song Hinh Hydro Power 1.8 RusHydro 54.5% Haitian Hydropower International 7.7x RusHydro 43.3% Guizhou Qianyuan Power 29.4% IdaCorp 1.7 Avista Corp. 47.5% China Hydroelectric Corporation 5.2x Sichuan Xichang Electric Power 42.1% Hunan Fazhan Industrial 25.7% Tractebel Energia S.A. 1.2 Chongqing Three Gorges 44.1% Vinh Son-Song Hinh Hydro Power 5.1x Avista Corp. 36.4% Sichuan Xichang Electric Power 23.0% RusHydro 1.0 China Yangtze Power 43.0% NHPC 4.7x Haitian Hydropower International 35.8% RusHydro 22.4% AES Tietê S.A. 1.0 IdaCorp 41.9% IdaCorp 4.2x Sichuan Chuantou Energy 33.7% IdaCorp 19.6% Duke Energy International 0.9 Vinh Son-Song Hinh Hydro Power 26.8% Avista Corp. 4.1x IdaCorp 31.8% Avista Corp. 18.9% Sichuan Mingxing Electric Power 0.9 SJVN 26.6% RusHydro 4.0x SJVN 30.0% China Yangtze Power 16.5% Avista Corp. 0.8 Sichuan Chuantou Energy 21.3% China Yangtze Power 3.2x Duke Energy International 29.8% Sichuan Mingxing Electric Power 15.8% Chongqing Three Gorges 0.7 Haitian Hydropower International 20.2% Sichuan Xichang Electric Power 2.7x Hunan Fazhan Industrial 29.4% China Hydroelectric Corporation 11.2% Sichuan Chuantou Energy 0.6 Duke Energy International 15.7% Hunan Fazhan Industrial 2.2x NHPC 28.6% Tractebel Energia S.A. 7.3% Sichuan Xichang Electric Power 0.6 AES Tietê S.A. 14.3% SJVN 1.4x China Yangtze Power 26.9% AES Tietê S.A. 6.9% Jaiprakash Power Ventures 0.5 Hunan Fazhan Industrial 13.3% Duke Energy International 1.4x Jaiprakash Power Ventures 19.2% Duke Energy International 2.7% China Hydroelectric Corporation 0.4 Sichuan Xichang Electric Power 13.0% Tractebel Energia S.A. 1.1x Tractebel Energia S.A. 17.9% Haitian Hydropower International 2.6% China Yangtze Power 0.2 Tractebel Energia S.A. 12.7% Sichuan Mingxing Electric Power 0.8x AES Tietê S.A. 11.3% Sichuan Chuantou Energy 2.0% Guizhou Qianyuan Power 0.2 Sichuan Mingxing Electric Power 5.0% AES Tietê S.A. 0.8x Leverage2 Implied Interest Rate (%) Name Value Tractebel Energia S.A. 10.3% China Hydroelectric Corporation 9.9% Duke Energy International 8.7% Haitian Hydropower International 8.1% AES Tietê S.A. 6.2% Sichuan Mingxing Electric Power 5.7% Jaiprakash Power Ventures 5.3% Chongqing Three Gorges 5.2% China Yangtze Power 5.2% IdaCorp 5.1% Guizhou Qianyuan Power 5.0% Avista Corp. 5.0% Sichuan Xichang Electric Power 4.7% Sichuan Chuantou Energy 4.6% RusHydro 3.1% NHPC 2.7% SJVN 1.7% Vinh Son-Song Hinh Hydro Power 0.5% Hunan Fazhan Industrial 0.2%

Project Capetown
Discussion Materials

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Company Name	Offer Price[1] (US$)	Price Premium 1-Day Price	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
On-Going Deals									
9/30/2013	Charm Communications Inc.	$4.70	17.2%	14.3%	13.2%	9.2%	5.2%	13.5%	(21.5%)
8/19/2013	Exceed Company Ltd	1.72	15.4%	20.2%	23.6%	26.0%	25.8%	20.2%	(7.0%)
6/20/2013	ChinaEdu Corporation	7.00	19.9%	32.7%	13.2%	14.0%	15.7%	18.3%	(16.3%)
6/6/2013	iSoftStone Holdings Limited	5.45	12.6%	32.7%	20.1%	16.8%	15.8%	12.8%	(23.1%)
5/21/2013	Le Gaga Holdings Ltd	4.01	16.6%	20.5%	15.2%	14.3%	8.6%	6.3%	(24.1%)
5/20/2013	Pactera Technology International Ltd.	7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	(33.0%)
3/12/2013	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
3/11/2013	Simcere Pharmaceutical Group.	9.56	20.1%	21.9%	21.4%	20.3%	20.0%	17.1%	1.0%
11/2/2012	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
10/15/2012	American Lorain Corporation	1.60	28.5%	30.6%	34.2%	36.6%	23.8%	20.3%	(8.6%)
10/15/2012	Yongye International, Inc.	6.69	39.7%	49.2%	64.0%	72.7%	86.9%	75.5%	13.4%
10/12/2012	Ninetowns Internet Technology Group Company Ltd.	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(2.4%)
3/1/2012	Tibet Pharmaceuticals, Inc.	3.00	78.6%	86.4%	88.9%	89.6%	88.7%	76.9%	(42.3%)
1/20/2012	AsiaInfo-Linkage, Inc.	12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
1/6/2012	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
12/13/2011	WSP Holdings Ltd.	3.20	60.0%	49.2%	52.5%	48.0%	(33.0%)	(43.3%)	(61.7%)
On-Going Deals									
Mean			**35.4%**	**41.6%**	**41.0%**	**38.9%**	**22.7%**	**15.3%**	**(25.9%)**
Median			**24.1%**	**33.6%**	**38.7%**	**37.6%**	**15.8%**	**13.1%**	**(23.6%)**
NewQuest									
9/4/2013	**China Hydroelectric Corporation**	**$2.97**	**33.2%**	**35.8%**	**30.6%**	**25.2%**	**35.6%**	**44.1%**	**(8.6%)**
Buyer Group B									
na	**China Hydroelectric Corporation**	**$3.25**	**45.7%**	**48.6%**	**42.9%**	**37.0%**	**48.3%**	**57.7%**	**0.0%**

Source: Capital IQ, Company Filings
Note:
na refers to not announced
1. As of announcement date or any revised offers received after announcement date
2. VWAP stands for Volume Weighted Average Price
3. As of announcement date

Preliminary – Subject to further review

HOULIHAN LOKEY | 15

Project Capetown
Discussion Materials

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90-Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals										
8/13/2012	7/30/2013	LJ International Inc.	$2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
2/15/2013	5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.6%)
9/26/2012	7/8/2013	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(21.1%)
10/3/2012	6/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
3/27/2012	6/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
9/12/2012	5/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
9/7/2012	4/9/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)
7/6/2012	3/28/2013	ShangPharma Corporation	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
5/9/2012	2/7/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
5/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)
5/3/2012	11/2/2012	China Mass Media Corp.	5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(66.7%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(14.9%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(23.7%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
11/11/2010	8/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(10.5%)
10/11/2010	11/1/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(11.8%)
Closed Deals										
Mean				34.5%	40.8%	36.4%	32.6%	21.2%	14.2%	(23.4%)
Median				28.1%	34.3%	34.2%	28.1%	21.5%	14.2%	(17.5%)
Overall										
Mean				34.8%	41.1%	38.1%	35.0%	21.8%	14.6%	(24.3%)
Median				26.4%	34.3%	34.2%	28.2%	18.4%	13.5%	(21.1%)
NewQuest										
9/4/2013	-	China Hydroelectric Corporation	$2.97	33.2%	35.8%	30.6%	25.2%	35.6%	44.1%	(8.6%)
Buyer Group B										
na	-	China Hydroelectric Corporation	$3.25	45.7%	48.6%	42.9%	37.0%	48.3%	57.7%	0.0%

Source: Capital IQ, Company Filings
Note:
na refers to not announced
1. As of announcement date or any revised offers received after announcement date
2. VWAP stands for Volume Weighted Average Price
3. As of announcement date

Preliminary – Subject to further review

Houlihan Lokey | 16

Project Capetown
Discussion Materials

Illustrative Implied Multiples and Investment Required

(dollars in millions, except per share / ADS value)

Illustrative Purchase Price Per ADS	Implied Share Price	Implied Equity Value[1]	Implied Premium to Pre-Announcement ADS Price	Implied Enterprise Value[1]	Implied EV[1]/ EBITDA 12/31/2013	Implied P/E 12/31/2013	Total Estimated Implied Investment Required[1] NewQuest	Buyer Group B
Pre-announcement Price (9/3/2013): $2.23	$0.74	$120.5	0.0%	$366.6	6.9x	26.1x	$55.3	$120.5
Current Trading Price (11/11/2013): $2.50	0.83	135.1	12.1%	381.2	7.2x	29.3x	62.0	135.1
NewQuest per ADS Consideration: $2.97	0.99	160.5	33.2%	406.6	7.7x	34.8x	73.6	160.5
Buyer Group B per ADS Consideration: $3.25	1.08	175.6	45.7%	421.8	8.0x	38.0x	80.6	175.6
$3.50	1.17	189.1	57.0%	435.3	8.2x	41.0x	86.8	189.1
3.75	1.25	202.6	68.2%	448.8	8.5x	43.9x	93.0	202.6
4.00	1.33	216.1	79.4%	462.3	8.7x	46.8x	99.1	216.1
4.25	1.42	229.6	90.6%	475.8	9.0x	49.7x	105.3	229.6
4.50	1.50	243.1	101.8%	489.3	9.2x	52.7x	111.5	243.1
4.75	1.58	256.7	113.0%	502.8	9.5x	55.6x	117.7	256.7
5.00	1.67	270.2	124.2%	516.3	9.7x	58.5x	123.9	270.2
5.25	1.75	283.7	135.4%	529.8	10.0x	61.5x	130.1	283.7
5.50	1.83	297.2	146.6%	543.3	10.2x	64.4x	136.3	297.2
5.75	1.92	310.7	157.8%	556.8	10.5x	67.3x	142.5	310.7
6.00	2.00	324.2	169.1%	570.3	10.8x	70.2x	148.7	324.2

Additional Investment Required per Selected Price Movements

Per ADS Price Movement	Additional Investment[1] NewQuest	Buyer Group B
$0.05	$1.2	$2.7
0.10	$2.5	$5.4
0.25	$6.2	$13.5
0.50	$12.4	$27.0
1.00	$24.8	$54.0

Source: Company Filings, Capital IQ
Note:
1. *Based on 54,033,222 ADS (or 162,099,665 ordinary shares) outstanding. According to the Company's 2012 annual report, dilutive securities consisting of warrants and share options are anti-dilutive and thus are not included in the calculations of diluted shares. NewQuest currently holds 29,245,821 ADS and Buyer Group B does not hold an equity stake in the Company.*

Preliminary – Subject to further review
HOULIHAN LOKEY | 17